UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20546

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BOIS D’ARC ENERGY, LLC

(Exact name of registrant as specified in its charter)

Nevada (State of incorporation or organization)	20-1268553 (I.R.S. Employer Identification No.)

600 Travis Street, Suite 6275 Houston, Texas (Address of principal executive offices)	77002 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration file number to which this form relates: 333-119511

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:

Common Stock,	New York Stock Exchange, Inc.
par value $0.01 per share

Securities to be registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE

      Bois d’Arc Energy, LLC, the registrant whose name appears on the cover of this registration statement, is a Nevada limited liability company. Before the completion of the offering of shares of common stock pursuant to this registration statement, Bois d’Arc Energy, LLC will be converted into a Nevada corporation and renamed Bois d’Arc Energy, Inc. Shares of the common stock of Bois d’Arc Energy, Inc. are being registered under this registration statement.

Item 1. Description of Registrant’s Securities to be Registered.

      The information set forth under the heading “Description of Capital Stock” in the prospectus that is part of the Registration Statement on Form S-1 originally filed by the Registrant on October 4, 2004, as amended (Registration No. 333-119511), is hereby incorporated by reference.

Item 2. Exhibits

      The following exhibits are filed as part of this registration statement (all of which are incorporated by reference to the Registration Statement on Form S-1 (Registration No. 333-119511)):

Exhibit No.

3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.4 to Amendment No. 2 to the Form S-1 filed by us on April 1, 2005)

3.2	Bylaws (incorporated by reference to Exhibit 3.5 to Amendment No. 2 to the Form S-1 filed by us on April 1, 2005)

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.3 to Amendment No. 2 to the Form S-1 filed by us on April 1, 2005)

SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 3, 2005	BOIS D’ARC ENERGY, LLC
	By:	/s/ Roland O. Burns
Roland O. Burns
Manager, Senior Vice President, Chief Financial Officer and Secretary